UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Disclosure of Specific EPS Performance Goals – 2008 Short-Term (Cash Bonus) and 2008 Long-Term (Equity) Compensation for Named Executive Officers

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Amedisys, Inc. (the “Company”) filed on April 7, 2008 (the “Initial Form 8-K”) to disclose the specific threshold, target and maximum earnings per share (“EPS”) performance goals used to determine cash bonus payments for the 2008 fiscal year and the number of restricted stock units (“RSUs”) granted under the performance-based portion of the 2008 RSU award to each of the Amedisys named executive officers listed below (collectively, the “NEOs”).

William F. Borne – Chief Executive Officer

Larry R. Graham – Chief Operating Officer and President

Dale E. Redman – Chief Financial Officer

Alice Ann Schwartz – Chief Information Officer

Jeffrey D. Jeter – Chief Compliance Officer.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the target, threshold and maximum EPS performance goals were considered confidential and constituted competitively sensitive financial information.

Reference is made to the Initial Form 8-K, the terms of which are incorporated herein by reference.

Cash Bonus

The threshold (resulting in the payout of 50% of the target bonus opportunity), target (resulting in the payout of 100% of the target bonus opportunity) and maximum (resulting in the payout of 150% of the target bonus opportunity) EPS levels were $2.32, $2.40 and $2.50 per share, respectively.

Based on the achievement of EPS of $3.22 per share in 2008 (after adding back certain one-time costs related to the Company’s acquisition of TLC Healthcare Services, Inc.), as outlined in the Company’s 2008 Form 10-K filed on February 17, 2009, the NEOs will receive the following cash bonus payments for the 2008 fiscal year: Mr. Borne: $1,125,000, Mr. Graham: $618,750, Mr. Redman: $281,250, Ms. Schwartz: $262,500 and Mr. Jeter: $135,000. The payments will be made on or around March 6, 2009 and were approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on February 12, 2009.

RSUs

The same threshold, target and maximum EPS targets outlined above were also used to determine how many RSUs were granted under the performance-based portion of the 2008 RSU award. Based on the achievement of EPS of $3.22 per share in 2008, 27,194

RSUs were awarded to Mr. Borne, 17,449 RSUs were awarded to Mr. Graham, 6,799 RSUs were awarded to Mr. Redman, 6,345 RSUs were awarded to Ms. Schwartz and 1,632 RSUs were awarded to Mr. Jeter. The number of performance-based RSUs will also be reported by each NEO on a Form 4 filed under Section 16 of the Securities Exchange Act of 1934 contemporaneously with the filing of this Amendment No. 1 on Form 8-K/A. The grant of the performance-based portion of the 2008 RSU award was also approved by the Compensation Committee on February 12, 2009.

Reporting Performance Goals

On a going-forward basis, the Company will report any specific performance goals associated with executive compensation in the Company’s Proxy Statement under the heading “Compensation Discussion and Analysis.”

Use of our Website to Distribute Important Company Information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: February 17, 2009	By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer